This Exhibit contains confidential information which has been omitted and filed separately with the Security and Exchange Commission pursuant to a confidential treatment request under rule 24b-2 of the Securities and Exchange Act of 1934. The confidential information has been replaced with asterisks.
                                                                   EXHIBIT 10.2
                    EXCLUSIVE FIELD OF USE LICENSE AGREEMENT


         This Agreement, and any Exhibits, Schedules, and Appendices (collectively, the "AGREEMENT"), effective as of ______________, 1999, is entered into between Cragar Industries, Inc., a Delaware corporation having its principal place of business at 4636 North 43rd Avenue, Phoenix, Arizona 85031 (hereinafter "LICENSOR"), and Carlisle Tire & Wheel Co., (defined to include any of subsidiaries, affiliates, partnerships, shareholders, or other related parties), a Delaware corporation having its principal place of business at 23 Windham Blvd., Aiken, SC 29805 (hereinafter "LICENSEE").

         WHEREAS, Licensor is the owner of the various trademark and/or servicemark rights listed on the attached SCHEDULE A (hereinafter the "TRADEMARK RIGHTS");

         WHEREAS, Licensor is the owner of the various patent rights listed on the attached SCHEDULE B (hereinafter the "PATENT RIGHTS");

         WHEREAS, Licensee and Licensor have entered into a certain Agreement of Sale and Purchase of Assets, dated as of October 15, 1999; and

         WHEREAS, Licensee desires to obtain an exclusive license, in the field of use designated herein, under the Trademark Rights, the Patent Rights, and other intangible rights owned by Licensor.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

         1.1. "PATENTED PRODUCT" means any device or system covered by a claim of any currently issued patent contained in the Patent Rights, or any patent that issues from a currently pending patent application contained in the Patent Rights.

         1.2. "LICENSED PRODUCTS" means the products listed on the attached SCHEDULE C, ALL TRADE DRESS RIGHTS EMBODIED THEREIN and any Patented Product.

         1.3. "LICENSED FIELD" means vehicle wheels, other than motorcycle wheels, having either pierced or non-pierced steel outer rims, and related accessories.

         1.4. "IMPROVEMENT" means any modification in the structure or design of the Licensed Products, whether patentable or unpatentable, which depends upon a Licensed Product for its use or effectiveness or which increases the effectiveness or manufacturability of a Licensed Product, including, without limitation, any modification of a part, component, or process or apparatus for the manufacture thereof.

         1.5. "INTANGIBLE RIGHTS" means (i) any and all documents in whatever form, including but not limited to writings, computer disks, computer tapes, and electronic records, containing design and technical information, engineering or production data, drawings, plans, specifications, techniques, methods, processes, trade secrets, reports, models, market research data, customer lists, and any and all other material or matter used by or in possession of Licensor and applicable to the design, manufacture, assembly, service, and sale of the Licensed Products, (ii) Licensor's general and specific knowledge, experience, and information, not in written or printed form, applicable to the design, manufacture, assembly, service, and sale of the Licensed Products, and (iii) any other trade secret information, and proprietary information that may be applicable to the design, manufacture, assembly, service, and sale of the Licensed Products.

         1.6. "LICENSED RIGHTS" means one or more of any of the Trademark Rights, the Patent Rights, and the Intangible Rights.

2.       LICENSE GRANT

         2.1. Trademarks. Licensor grants to Licensee a worldwide exclusive license in the Licensed Field to use the Trademark Rights in connection with the marketing and sale of the Licensed Products, subject to the terms of this Agreement.

                  2.1.1. The parties agree that Licensee's use of the Trademark Rights, including the goodwill arising from such use, shall inure to the benefit of Licensor, and Licensee shall have no right whatsoever to the Trademark Rights except as specifically set forth herein. Licensee agrees to not use the Trademark Rights, or any simulation or variant thereof, or any mark, name, logo, design, likeness, or other representation confusingly similar to any of the marks included in the Trademark Rights, except as specifically set forth herein.

                  2.1.2. Licensee shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of Licensor's right, title, and interest respecting the Trademark Rights. Licensee shall not in any manner represent that it has any ownership in the Trademark Rights, and Licensee acknowledges that its use of the Trademark Rights shall not create in Licensee's favor any right, title, or interest in or to the Trademark Rights.

         2.2. LICENSED PRODUCTS. Licensor grants to Licensee a worldwide exclusive license in the Licensed Field to make, use, sell, import and offer for sale the Licensed Products, subject to the terms of this Agreement. In connection with this grant, Licensor grants to Licensee a worldwide exclusive license in the Licensed Field to use the Patent Rights and the Intangible Rights to manufacture the Licensed Products.

                  2.2.1. Licensor makes no warranty related to the validity or enforceability of any of the issued patents included in the Patent Rights.

                  2.2.2 Licensee may only disclose the Intangible Rights to third parties if such disclosure is necessary for Licensee to perform its obligations under this Agreement, PROVIDED, that no disclosure of the Intangible Rights shall be made by Licensee unless Licensee has obtained from the third party a signed nondisclosure agreement that affords Licensor at least the same protection as set forth in PARAGRAPH 8 herein.

         2.3. No Transfer. The rights granted under this PARAGRAPH 2 may not be sublicensed or transferred, except to Licensees affiliate (defined as any parent, subsidiary, subsidiary of a parent, or other entity in which Licensor owns at least fifty percent of the voting interest therein), without the express prior written consent of Licensor, which shall not be unreasonably withheld.

3.       ROYALTIES AND PAYMENT TERMS

         3.1. Licensee shall pay to Licensor the royalty on Net Sales of Licensed Products as specified in the attached SCHEDULE D. Licensee's obligation to pay royalties under this Agreement will be triggered by the invoice date or the shipping date of the Licensed Products, whichever occurs first. Royalty payments are due thirty (30) days after the end of each calendar quarter.

         3.2. Licensee shall keep accurate and complete records containing all information required for the computation and verification of the payments due under Paragraph 3.1. Licensee shall keep records for a period of at least three years. On a quarterly basis and upon five days advance written notice, Licensor shall have the right to inspect such records during Licensee's ordinary business hours to verify the accuracy of any royalty payments made under this Agreement. If an audit by Licensor uncovers a deficiency in any royalty payment exceeding twenty-five percent (25%) of the payments due under Paragraph 3.1, Licensee must pay the cost of such audit. If an audit by Licensor uncovers a deficiency in any royalty payment Licensee must immediately remit the amount due, including a two percent (2.0%) per month finance charge.

         3.3. Any past due royalty payments will carry an interest rate of two percent (2.0%) per month commencing on the due date and compounding every thirty
(30) days thereafter.

         3.4. Within thirty (30) days after the end of each calendar quarter, Licensee will have paid to Licensor at least the following cumulative royalty payment amounts:

      First Quarter: [*] of the total minimum annual royalty for that year. Second Quarter: [*] of the total minimum annual royalty for that year. Third Quarter: [*] of the total minimum annual royalty for that year. Fourth Quarter: [*] of the total minimum annual royalty for that year.

[*] Redacted Information

         If any of the above cumulative royalty payment amounts is not met by Licensee, or if Licensee is late for any quarterly royalty payment, Licensee will be deemed to have defaulted. Upon written notice of such default, Licensee shall have ninety (90) days to cure such default, otherwise Licensor may immediately terminate this Agreement. Termination of this Agreement is the sole remedy available to Licensor.

4.       QUALITY CONTROL

         4.1. Licensee shall use the Trademark Rights in connection with the Licensed Products only upon employing quality standards that meet or exceed each of the following: (a) the current standards under which such products have in the past been manufactured by Licensor; and (b) the standards recognized by the industry as acceptable for such products.

         4.2. Licensee agrees that Licensor has the right to control the quality of all Licensed Products manufactured, sold, and marketed by Licensee under the Trademark Rights. If Licensor determines, in Licensor's sole reasonable discretion, that the quality of the Licensed Products fail to meet the quality control standards set forth herein, then such failure shall constitute a material breach of this Agreement, permitting Licensor to terminate this Agreement upon ninety (90) days' written notice to Licensee, unless such breach is cured.

         4.3. Licensee shall permit Licensor or Licensor's appointed agent to inspect and to monitor Licensee's use of the Trademark Rights including, without limitation, (a) allowing Licensor or Licensor's appointed agent, at reasonable times, to review Licensee's advertisements and other materials using the Trademark Rights, and (b) with reasonable advance notice, to enter the premises of Licensee, or any premises under the control of Licensee, where any Licensed Product is manufactured or sold, to inspect the Licensed Products and the manner in which the Licensed Products are marketed. Licensee shall also provide, upon request of Licensor, representative samples of the Licensed Products and any advertising therefor.

         4.4. Licensee agrees not to use the Trademark Rights in connection with any Licensed Products where the character, appearance, quality, or suitability thereof is disapproved by Licensor. The Licensed Products sold and manufactured under the Trademark Rights shall be in compliance with all applicable national, state, and local laws and regulations governing the Licensed Products.

         4.5.     LEVERAGING OF THE TRADEMARK RIGHTS

                  4.5.1. Subject to approval of Licensor and subject to the quality control standards set forth herein, Licensee may utilize the Trademark Rights in conjunction with any marks owned or created by Licensee, but only to the extent that such use of the Trademark Rights is reasonably intended to promote the Licensed Products, and only to the extent that such use does not dilute any of the Trademark Rights.

                  4.5.2. Subject to approval of Licensor and subject to the quality control standards set forth herein, Licensee shall use the word mark CRAGAR to create new trademark or service mark designs on behalf of Licensor (hereinafter "NEW MARKS"). Such New Marks are only to be used in connection with the sales, promotion, or marketing of the Licensed Products and such New Marks must be distinctive over all other New Marks that are created by additional Licensees of Licensor under similar terms. The parties agree that Licensee's use of such New Marks, including the goodwill arising from such use, shall inure to the benefit of Licensor, and Licensee shall have no right whatsoever to the New Marks except as specifically set forth herein. Licensee agrees to not use the New Marks, or any simulation or variant thereof, or any mark, name, logo, design, likeness, or other representation confusingly similar to any of the New Marks, except as specifically set forth herein.

                  4.5.3 Licensee agrees to use the New Marks whenever the Cragar name or logo is used.

                  4.5.4. Licensee's right to use the Trademark Rights, any marks derived from or including any of the Trademark Rights, and any New Marks, as contemplated by this PARAGRAPH 4.5, shall immediately cease upon termination of this Agreement for any reason.

5.       MARKINGS

         5.1.     [Intentionally Left Blank]

         5.2. Licensee shall place the trademark registration symbol "-R-" immediately following each use of a federally registered trademark included in the Trademark Rights. Licensee shall place the trademark symbol "TM" immediately following each use of a non-federally-registered trademark included in the Trademark Rights.

         5.3. Licensee shall mark each Licensed Product it manufactures with the actual manufacturing date of such Licensed Product, along with any other government-mandated, statutory, or other regulatory markings that may be required. Licensee shall be fully responsible for, and agrees to indemnify Licensor for, any and all product liability and product warranty claims (and any associated costs and damages) caused by Licensee's failure to properly mark the Licensed Products under this Paragraph 5.3.

6.       IMPROVEMENTS

         6.1. If Licensee develops an Improvement, Licensee shall immediately disclose such Improvements to Licensor prior to incorporation or implementation of such Improvement into any Licensed Product. Licensee shall obtain written approval from Licensor, which shall not be unreasonably denied by Licensor, before any such Improvement is incorporated or implemented into any Licensed Product.

         6.2. Upon termination of this Agreement, Licensee shall grant to Licensor a non-exclusive and royalty-free license to make, use, sell, offer for sale, and import products that embody or utilize any Improvement developed by Licensor.

         6.3. Licensor shall retain all rights in and to any Improvement developed or acquired by Licensor. Licensor agrees to grant to Licensee licenses of the scope specified in Paragraph 2 herein for any Improvements developed by Licensor, and the terms of this Agreement shall also apply to such Improvements. No additional royalty shall be due for such additional licenses for such Improvements. Licensee agrees to cooperate with Licensor, without further consideration, during the preparation and prosecution of any patent applications filed in connection with Improvements developed by Licensor.

7.       BEST EFFORTS

         7.1. Licensee shall use its best efforts to promote the sale of the Licensed Products, including making commercially reasonable advertising and marketing expenditures, prospecting and contacting customers and potential customers of the Licensed Products, and striving to achieve a cost-efficient manufacturing process while maintaining a high quality of Licensed Products.

         7.2. Licensor may request Licensee to prepare a written quarterly summary of promotional, marketing, and sales activity related to the Licensed Products.

         7.3. If, for any reason, Licensee ceases to actively market and promote the Licensed Products for any continuous ninety (90) day period, Licensee shall promptly notify Licensor and Licensor shall have the right to immediately terminate this Agreement.

8.       CONFIDENTIALITY

         8.1. During the term of this Agreement, one party (the "DISCLOSING PARTY") may disclose to another party (the "RECEIVING PARTY") confidential information, proprietary information, trade secret information, marketing data, and the like (hereinafter "CONFIDENTIAL INFORMATION"). The Receiving Party shall not use or disclose any Confidential Information, except for the purpose of complying with its obligations under this Agreement.

         8.2. The Receiving Party agrees to keep all Confidential Information strictly confidential, subject to the limited disclosure to a selected number of employees as may be reasonably necessary to enable the Receiving Party to comply with its obligations under this Agreement.

         8.3. Upon termination of this Agreement, the Receiving Party shall return (or destroy if requested by the Disclosing Party) all Confidential Information in its possession. Notwithstanding the foregoing, the confidentiality provisions set forth herein shall survive any termination of this Agreement.

9.       INFRINGEMENT

         9.1. If either party discovers an infringing use of any of the Licensed Rights by any third party, the discovering party shall promptly notify the other party. If Licensor elects to institute an action to end such third party infringement, Licensee shall provide all reasonable assistance to Licensor in connection with such action. If Licensor elects to not institute such an action, Licensee may initiate such action, and Licensor agrees to provide reasonable assistance to Licensee in connection with such action.

         9.2 Any lawsuit or action initiated pursuant to Paragraph 9.1 shall be prosecuted at the sole expense of the party bringing suit and all sums recovered shall be divided equally between the parties after deduction of all reasonable expenses and attorney fees.

10.      TERM AND TERMINATION

         10.1. This Agreement shall have a term of [*] from its effective date, with perpetual renewal rights. Any renewal of this Agreement shall have a term of [*].

         10.2. At least three hundred sixty (360) days prior to the termination date of the original Agreement or any subsequently renewed Agreement, Licensee shall provide written notice to Licensor of Licensee's intent to terminate or renew the current Agreement.

         10.3. If Licensee fails to comply with any of the material terms of this Agreement, then Licensee will be deemed to have defaulted. Upon written notice of such default, unless otherwise specified herein, Licensee shall have ninety (90) days to cure such default, otherwise Licensor may immediately terminate this Agreement.

         10.4. In the event of failure, receivership, or seizure of Licensee, this Agreement shall terminate immediately.

         10.5. If this Agreement is terminated for any reason, Licensee shall not be relieved of any duties or obligations owing as of the date of termination, including without limitation, accounting for any outstanding royalties, responsibility for product warranties and product liability for any Licensed Products, and the duty to maintain confidentiality in accordance with Paragraph 8 herein. Any royalty payments due upon termination of this Agreement must be paid by Licensee within sixty (60) days of the termination date.

         10.6. Upon termination of this Agreement for any reason, Licensee shall immediately cease and desist from any use whatsoever of the Licensed Rights. Licensee,

[*] Redacted Information
its primary lender or another party responsible for liquidating the Licensee's inventory may, however, liquidate all remaining inventory in its possession at time of termination, provided that (i) Licensor shall be given the right of first refusal to purchase any or all of the inventory upon the same terms as Licensee offers to third parties, (ii) royalties shall be payable to Licensor on all liquidated inventory. Further, upon termination of this Agreement for any reason, Licensee shall immediately transfer to Licensor or destroy, at Licensor's election, any and all documents and things bearing any mark included within the Trademark Rights.

11.      ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement, or its breach, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association with all proceedings conducted in Phoenix, Arizona. Judgement upon the award rendered by the arbitrator(s) may be entered in any court having competent jurisdiction.

12.      MISCELLANEOUS TERMS

         12.1. Licensor may assign its rights under this Agreement to any third party, with prior written consent of Licensee, which shall not be unreasonably withheld.

         12.2. Licensee agrees to indemnify and hold Licensor and its officers, directors, representatives, agents, and employees harmless from and against any and all liability, damage, loss, or expense, which Licensor may sustain or incur in any action brought or claim made by any person, organization, or governmental entity or agency (including Licensee), to the extent such liability relates to acts or omissions of acts by Licensee with respect to making, using, selling, importing and offering for sale the Licensed Products, following the Closing Date.

         12.3. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR, AND ANY RELATED ENTITIES INCLUDING LICENSOR'S DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ISSUED OR PENDING PATENT CLAIMS, IN THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OF THE LICENSES GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT OR TRADEMARK RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL LICENSOR, ITS DIRECTORS, OFFICERS, EMPLYEES, OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF

WHETHER LICENSOR SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

         12.4. Subject to PARAGRAPH 2.3 herein, this Agreement shall be binding upon the successors, assigns, and legal representatives of the parties.

         12.5. Any payment, notice, or other communication required or permitted to be made or given to either party pursuant to this Agreement shall be sufficiently made or given upon actual receipt if hand-delivered or by telecopy, or three days after the date of mailing if sent by certified or registered mail, postage prepaid, addressed to such party at its address set forth above or to any other address as it shall designate by written notice to the other party.

         12.6. The parties agree that if any part, term, or provision of this Agreement is found to be illegal, invalid, or unenforceable, the validity of the remaining provisions shall not be affected thereby.

         12.7. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Arizona, without regard to its conflict of laws rules.

         12.8. The failure of any party to exercise any right, power, or remedy hereunder shall not constitute a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

         12.9. This Agreement constitutes the entire understanding between the parties as to the subject matter hereof. No amendments to this Agreement shall be effective unless in writing and signed by the parties.

         12.10 Licensor represents and warrants to Licensee that Licensor has good and marketable title to and owns or exclusively holds all rights to use, free and clear of all liens, claims, restrictions and infringements, other than those disclosed to Licensee, the Licensed Rights. To the best of the Licensor's knowledge there is no current infringement or other adverse claim pending against any of the Licensed Rights. Licensor has received no notice or has any knowledge that Licensor is currently infringing upon the right or claim right of any person under or with respect to any of the Licensed Rights.

LICENSOR:                               CRAGAR INDUSTRIES, INC.
                                        a Delaware corporation

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

LICENSEE:                               CARLISLE TIRE & WHEEL CO.
                                        a Delaware corporation

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                    SCHEDULE A - LICENSOR'S TRADEMARK RIGHTS


         THIS SCHEDULE A ACCOMPANIES THE EXCLUSIVE FIELD OF USE LICENSE AGREEMENT, EFFECTIVE __________________________, BETWEEN CRAGAR INDUSTRIES, INC. ("LICENSOR") AND CARLISLE TIRE & WHEEL CO. ("LICENSEE"). THE PARTIES AGREE THAT THIS SCHEDULE A MAY NOT BE AMENDED UNLESS SUCH AMENDMENT IS IN WRITING AND IS SIGNED BY BOTH PARTIES.

A LIST ALL APPLICABLE STATE, FEDERAL, AND FOREIGN REGISTERED TRADEMARKS AND SERVICE MARKS, INCLUDING THE REGISTRATION NUMBERS AND APPROPRIATE EXHIBITS SHOWING DESIGN MARKS ARE ATTACHED.

                      SCHEDULE B - LICENSOR'S PATENT RIGHTS


         THIS SCHEDULE B ACCOMPANIES THE EXCLUSIVE FIELD OF USE LICENSE AGREEMENT, EFFECTIVE ____________________________, BETWEEN CRAGAR INDUSTRIES, INC. ("LICENSOR") AND CARLISLE TIRE & WHEEL CO. ("LICENSEE"). THE PARTIES AGREE THAT THIS SCHEDULE B MAY NOT BE AMENDED UNLESS SUCH AMENDMENT IS IN WRITING AND IS SIGNED BY BOTH PARTIES.

NONE.

                         SCHEDULE C - LICENSED PRODUCTS


         THIS SCHEDULE C ACCOMPANIES THE EXCLUSIVE FIELD OF USE LICENSE AGREEMENT, EFFECTIVE ________________________________, BETWEEN CRAGAR
INDUSTRIES, INC. ("LICENSOR") AND CARLISLE TIRE & WHEEL CO. ("LICENSEE"). THE PARTIES AGREE THAT THIS SCHEDULE C MAY NOT BE AMENDED UNLESS SUCH AMENDMENT IS IN WRITING AND IS SIGNED BY BOTH PARTIES.

         The Licensed Products for the License Agreement shall be as follows:

        1. Any wheel having steel or aluminum spokes attached to a pierced steel outer rim and hub, and related accessories whether or not marketed, distributed or sold under any of the Trademark Rights ("Wire Wheels");
        2. Any wheel having a non-steel center disk attached to a non-pierced steel outer rim, and related accessories, marketed, distributed or sold under any of the Trademark Rights ("Composite Wheels")
        3. Any wheel having a multi-piece center disk attached to a non-pierced steel outer rim, and related accessories, marketed, distributed or sold under any of the Trademark Rights ("Legacy Wheels")
        4. Any other wheel within the Licensed Field other than Licensor's Line, Wire Wheels or Composite Wheels, and related accessories, marketed, distributed or sold under any of the Trademark Rights ("Commodity Steel Wheels").
        5. Licensor's line of wheels, and related accessories with wheel series identification numbers contained in the Cragar Industries, Inc. Warehouse Distributor Workbook dated January 1, 1999 ("Licensor's Line") as set forth below:

                  1.      08/61 (Legacy S/S) (L);
                  2.      32 (Keystone Klassic) (L);
                  3.      54 (SS/T) (L);
                  4.      103 (Street Pro) (L);
                  5.      310 (Nomad) (C);
                  6.      311 (Black Race Wheel) (C);
                  7.      315 (Nomad II)(C);
                  8.      316 (Star Spoke) (C);
                  9.      320 (Quick Trick I) (C);
                 10.      330 (Super Spoke) (C);
                 11.      341 (Street Star) (L);
                 12.      346 (Street Lite) (L);
                 13.      470/471/477/479 (Star Wire) (L); and
                 14.      T80 (W).
                  Legacy are denoted with "L"
                  Commodity Steel Wheels are denoted with "C"
                  Wire Wheels are denoted with "W"

                          SCHEDULE D - ROYALTY PAYMENTS


         This Schedule D accompanies the Exclusive Field of Use License Agreement, effective ________________________________, between Cragar
Industries, Inc. ("Licensor") and Carlisle Tire & Wheel Co. ("Licensee"). The parties agree that this Schedule D may not be amended unless such amendment is in writing and is signed by both parties.

          1. Licensee shall pay to Licensor a royalty of [*] of the Net Sales for all Licensed Products defined as Legacy or Composite Wheels, where "Net Sales" means the total gross sales price for all Legacy and Composite Wheel Licensed Products sold by Licensee less the total gross sales price for all Legacy and Composite Wheel Licensed Products returned to Licensee during the relevant time period, except that the total gross sales price for all returned Legacy and Composite Wheel Licensed Products shall not be deducted in the case where the Licensor is wholly responsible for the returned Legacy and Composite Wheel Licensed Product.

          2. Licensee shall pay to Licensor a royalty of [*] of the Net Sales for all Licensed Products defined as Wire Wheels, where "Net Sales" means the total gross sales price for all Wire Wheel Licensed Products sold by Licensee less the total gross sales price for all Wire Wheel Licensed Products returned to Licensee during the relevant time period, except that the total gross sales price for all returned Wire Wheel Licensed Products shall not be deducted in the case where the Licensor is wholly responsible for the returned Wire Wheel Licensed Product.

          3. Licensee shall pay to Licensor a royalty of [*] of the Net Sales for all Licensed Products defined as Commodity Steel Wheels, where "Net Sales" means the total gross sales price for all Commodity Steel Wheel Licensed Products sold by Licensee less the total gross sales price for all Commodity Steel Wheel Licensed Products returned to Licensee during the relevant time period, except that the total gross sales price for all returned Commodity Steel Wheel Licensed Products shall not be deducted in the case where the Licensor is wholly responsible for the returned Commodity Steel Wheel Licensed Product.

          4. During the calendar year, should Net Sales for all Licensed Products exceed [*] for the purpose of calculating additional royalty payments due, the royalty percentages in (1), (2) and (3), above, shall be [*]

          5. During the calendar year, should Net Sales for all Licensed Products exceed [*] for the purpose of calculating additional royalty payments due, the royalty percentages in (1), (2) and (3), above, shall be [*]

[*] Redacted Information

          6. During the calendar year, should Net Sales for all Licensed Products exceed [*] for the purpose of calculating additional royalty payments due, the royalty percentages in (1), (2) and (3), above, shall all be [*]

          7. Licensee agrees to pay Licensor a minimum royalty of [*] per year for each of the years [*]

          8. On the effective date of the License Agreement, Licensee shall pay to Licensor a royalty prepayment of [*] which is to be applied to future royalty payments due to Licensor. [*]

[*] Redacted Information